Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westwater Resources, Inc. of our report dated March 19, 2026, relating to the consolidated financial statements of Westwater Resources, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Denver, Colorado

November 13, 2026